EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-169766, 333-162222, 333-153672, 333-140066, and 333-126743 on Form S-8, and Registration Statement No. 333-162221 on Form S-3 of our report relating to the consolidated financial statements of Diamond Foods, Inc. dated September 15, 2011, November 13, 2012, as to the effects of the restatement discussed in Note 15 and subsequent events in Note 17 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 15), and our report relating to the effectiveness of Diamond Foods, Inc.’s internal control over financial reporting dated September 15, 2011, November 13, 2012, as to the effects of the material weaknesses described in Management’s Report on Internal Control Over Financial Reporting (as revised) (which report expresses an adverse opinion on the effectiveness of Diamond Foods, Inc.’s internal control over financial reporting because of material weaknesses), appearing in this Annual Report on Form 10-K/A (Amendment No. 2) of Diamond Foods, Inc. for the year ended July 31, 2011.

/s/ Deloitte & Touche LLP

San Francisco, California

November 13, 2012